OFFICE LEASE

This Lease is made as of the 4th day of April, 1984, between THE PLATT CORPORATION (hereinafter referred to as "Landlord") and DYNAMICS TECHNOLOGY, INC. (hereinafter referred to as "Tenant").

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the entire third floor (comprising approximately 11,500 net rentable square feet) and approximately 3,500 net rentable square feet on the east side of the second floor (hereinafter collectively referred to as "demised premises") in the building commonly known as 21311 Hawthorne Boulevard (Building "R") (hereinafter referred to as the "Building") in the City of Torrance, State of California. The exact dimensions of that portion of the demised premises to be located on the second floor shall be determined by the space planner below named, so that the entire of the demised premises shall consist of approximately 13,700 usable square feet measuring to the glass line as to walls which are more than fifty percent (50%) glass and to the interior finish as to walls which are less than fifty percent (50%) glass, without exclusion for columns necessary to the building or bathrooms on the third floor, but excluding common area bathrooms on the second floor, and all elevator shafts, stairwells and exterior corridors.

The term of this lease shall be eight years six months commencing on the first (1st) day of July, 1984, and ending on the thirty-first (31st) day of December, 1992, both dates inclusive (or until such term shall sooner cease and expire, as hereinafter provided).

The base monthly rental which Tenant agrees to pay in lawful money of the United States is as follows:

From July 1, 1984 through December 31, 1987 - $27,750 per month
From January 1, 1988 through December 31, 1988 - $28,500 per month
From January 1, 1989 through December 31, 1989 - $29,250 per month
From January 1, 1990 through December 31, 1990 - $30,000 per month
From January 1, 1991 through December 31, 1991 - $30,750 per month
From January 1, 1992 through December 31, 1992 - $31,500 per month

Tenant shall pay said base monthly rent monthly, in advance, on the first day of each calendar month during said term, at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment of base monthly rent of $27,750 and the last monthly installment of base monthly rent of $31,500 upon the execution hereof. The time of payment of monthly base rent and all additional rent hereunder is of the essence of this lease.

Upon completion of the preparation of the demised premises for occupancy by Tenant, the exact usable square

footage of the demised premises shall be measured by Landlord's architect in accordance with the standards set forth above, and the initial monthly rent of $27,750 per month set forth above shall be adjusted so that the same shall be the amount equal to 109.5% times the amount determined by multiplying $1.85 times the exact usable square footage. A similar adjustment shall be made for each of the other rental periods set forth above utilizing a rental rate increase of $0.05 per foot per month for each of said rental periods.

This Lease is made by Landlord and is accepted by Tenant upon the terms and conditions set forth above and the terms and conditions set forth below, and it is agreed that each of the terms, covenants, provisions and agreements herein specified shall be a condition.

The parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree, as follows:

1. RENT. Tenant shall pay the rent as above and as herein provided.

2. OCCUPANCY. Tenant shall use and occupy demised premises for general office purposes only, and for no other use or purpose without the prior written consent of Landlord. Tenant shall not violate the use clause of the Ground Lease hereinafter described.

3. COMPLETION OF PREMISES. Landlord agrees to complete the demised premises and make the same ready for Tenant's occupancy in accordance with the following:

(a) Tenant shall use the services of U.B.I. Planning and Design ("Space Planner") to prepare a space layout and working drawings and specifications for all of the tenant improvements Tenant desires to be made to the demised premises. Tenant shall instruct the Space Planner to utilize building standard doors, ceiling tiles, lighting systems, carpet and hardware. Tenant may not utilize any non-standard building items without the prior written consent of Landlord which shall not be unreasonably withheld except for reasons of quality or aesthetic inconsistency with the architecture of the Building.

(b) Tenant shall devote such time in consultations with said Space Planner as may be necessary to enable the Space Planner to complete and obtain the written approval of Landlord, Tenant and all applicable governmental authorities of the City of Torrance (local governmental approval), including without limitation the obtaining of a building permit for Tenant's proposed tenant improvement plan for the demised premises not later than May 15, 1984. Tenant shall deliver partial plans adequate for Landlord to obtain construction bids not later than May 5, 1984. Should Tenant desire a thirty (30) day extension of time to obtain said local governmental approval, Tenant shall notify Landlord in writing of its request for said extension indicating the reasons therefor by not later than May 5, 1984. Tenant shall accompany its extension request with a certified check for $55,500

payable to the order of Landlord. Landlord shall have the option, which shall be exercised by Landlord by notice in writing to Tenant no later than May 10, 1984, to either grant Tenant's request for extension or treat the failure to obtain space plan approval by local governmental authorities by May 15, 1984 as a material breach of this Lease.

If Landlord determines to accept Tenant's request for extension, Landlord shall retain the $55,500 check as prepayment of rent for the first and second months of this Lease after the date the Tenant takes physical occupancy of the demised premises, and Tenant shall then have until June 15, 1984 to complete and obtain the written approval of applicable local governmental authorities as to its space plan. If Landlord determines to reject Tenant's request for extension, Landlord shall return the check to Tenant concurrently with its notice of rejection, and if Tenant then fails to obtain a building permit for the demised premises by May 15, 1984, then Tenant shall without further notice be deemed to be in default hereunder, and Landlord shall have the right to exercise all of its rights in the event of Tenant's default as hereinafter more fully provided. If Tenant has elected to obtain and Landlord has granted Tenant's request for a thirty (30) day extension to obtain local governmental approval of its space plan as provided above, and should Tenant desire a further thirty (30) day extension to obtain such local

governmental approvals, Tenant shall notify Landlord in writing of its request for said extension and the reasons therefor by not later than June 5, 1984. Tenant shall accompany this extension request with another certified check for $55,500 payable to Landlord. Landlord shall have a similar option to either grant the request for extension or treat the failure to obtain local governmental approval of the space plan as a material breach of this Lease. Landlord shall notify Tenant in writing by not later than June 10, 1984 as to which of said options Landlord has elected.

If Landlord determines to accept Tenant's second extension request, Landlord shall retain the $55,500 check as payment in advance of the third and fourth months' rent under this Lease after the date the Tenant takes physical occupancy of the demised premises, and Tenant shall have until July 15, 1984 to complete and obtain the written approval of applicable local governmental authorities of its space plan.

If Landlord rejects Tenant's extension request, Landlord shall return the check to Tenant concurrently with its notice of rejection, and then if Tenant fails to obtain a building permit for the demised premises by June 15, 1984, then Tenant shall, without further notice, be deemed to be in default hereunder, and Landlord shall have the right to exercise all of its rights in the event of Tenant's default as hereinafter more fully provided.

Even if Landlord has agreed to extensions as hereinabove provided, in any event, Tenant must obtain applicable local governmental approval of its space plan by no later than July 15, 1984 or Tenant shall be deemed to be in material breach of its obligations hereunder.

(c) Landlord shall pay for the cost of such space planning services up to but not to exceed an amount equal to 75 cents per usable square foot of the demised premises. Any excess charge for such space planning services over 75 cents per usable square foot shall be paid for equally by Tenant and Landlord.

(d) Landlord shall supply at Landlord's own cost and expense, over and above the tenant improvement allowance below set forth, a three-ton air conditioning unit for the designated security area to be located on the third floor of the demised premises, and a five-ton air conditioning unit to the computer room to be located on the third floor of the demised premises with interconnecting ducting and distribution systems in order to provide separate distribution of air conditioning to said computer and security rooms. In addition, Landlord shall provide air conditioning to one location on the second floor of the demised premises, plus an electrical panel on each floor of the demised premises, each panel to have an electrical capacity of building standard. Included within the cost of tenant improvements for which Landlord will

provide a tenant improvement allowance as hereinafter provided will be distribution systems and registers from the single air conditioning location and single electrical panel on each floor, as well as any special electrical requirements for computers or other unusual equipment.

(e) Landlord will allow Tenant an allowance of $16 per net usable square feet of space in the demised premises as Landlord's contribution toward the cost of installation of all tenant improvements. Landlord shall also allow Tenant the sum of $25,000 for equipment cost and installation of telephone systems purchased by Tenant, and shall pay said allowance on completion of such installation and presentation of invoices therefor. The Tenant shall solely own said telephone systems. Any tenant improvement cost in excess of the foregoing sums shall be borne and paid for by Tenant.

(f) If Landlord is able to obtain the consent of the lessor under the ground lease hereafter described and Tenant is able to obtain the consent of the applicable local governmental authorities, Landlord, in connection with its preparation of the demised premises for Tenant's occupancy, will add a permanent wall on the third floor of the Building so that the elevator on that floor will open into an enclosed and secured reception area as shown on the attached Exhibit A. In such event, such reception area will be included in the usable area of the premises. Tenant shall use its best

efforts to obtain such consent of applicable local governmental authorities as to the installation of the wall by May 15, 1984, but the failure to do so shall not in any way invalidate or affect this Lease or Tenant's obligations hereunder. Landlord shall use its best efforts to obtain the consent of the ground lessor as to the installation of the wall by the date which is ten (10) days after the date of execution of this Lease, but the failure to do so shall also not in any way invalidate or affect this Lease or Tenant's obligations hereunder; but if the applicable local governmental authorities have theretofore approved Tenant's space plan as to the wall, Landlord shall (i) pay for the cost of repreparing Tenant's space plan providing for an acceptable alternative in lieu of the wall, which revised plan as to the wall shall be prepared within twenty (20) days thereafter, and Tenant shall be entitled to one day's free rent for each day of delay caused in connection with the redrawing of the space plan or reobtaining of governmental approval thereof, such free rent to apply to periods only after January 1, 1985, and (ii) shall allow Tenant the sum of up to $15,000 to provide alternative security measures required by applicable governmental authorities due to the non-installation of the wall, and (iii) provide Tenant with an allowance of up to $300 per month during such portion of the term of this Lease that Tenant is required to provide alternative security

measures by applicable governmental authorities due to the non-installation of the wall; provided however, as to this latter $300 per month allowance, Landlord shall have the right to reduce or eliminate the same at any time during the term of this Lease by installation at Landlord's cost of other alternative security measures satisfactory to applicable governmental authorities. Should the costs of such alternative security measures exceed the $15,000 allowance provided for in subparagraph (ii) above, Landlord shall have the right to either pay such excess costs or terminate this Lease; provided however, that prior to exercising its right to terminate, Landlord shall give Tenant the right to pay such excess costs and if Tenant exercises its right to pay such excess costs, this Lease will remain in full force and effect. The cost of such wall shall not be charged against the $16.00 per square foot tenant improvement allowance.

(g) Landlord shall substantially complete the approved tenant improvements not later than six weeks after being furnished with complete plans and specifications therefor approved by the City of Torrance. Any delay in obtaining such City approval shall not be charged to Landlord and shall not delay the commencement of the lease or the commencement of rent hereunder. Once the plans for tenant improvements have been approved by applicable City authorities and a

building permit therefor has been issued, Landlord must substantially complete the work requested thereunder as soon as possible. Should Landlord fail to complete the approved work within six weeks after being furnished with complete plans and building permit therefor, then unless the delay is caused by the failure of Tenant to provide timely delivery of special hook-up items such as computers, phone systems, carpeting, special wall coverings or other special tenant improvements or by force majeure, Tenant shall be entitled to an abatement of rent during the period of Landlord's delay and shall be entitled to two days of free rent for each day of Landlord's delay as Tenant's sole right by reason of such delay, such free rent to apply to periods only after January 1, 1985.

(h) Landlord shall inform Tenant twenty (20) days prior to the anticipated substantial completion of Landlord's work in preparing the demised premises so that Tenant may commence to install such of its decorations and furniture as it may desire to install in the demised premises. For this purpose, substantial completion of work shall be defined as substantial conclusion of Landlord's work sufficient to enable Landlord to request final inspection by applicable authorities of the City of Torrance. During said twenty (20) day period, Tenant shall be entitled to reasonable access to the demised premises for the purpose of commencing

the installation of its decorations. If Tenant selects its own suppliers for such items, such suppliers shall be subject to Landlord's reasonable approval, shall be union contractors, and Landlord shall not be liable for any delays caused thereby. Landlord shall approve or disapprove any supplier within three (3) days after notice.

If Tenant, acting on Landlord's notice of expected completion, contracts with any supplier, vendor, contractor, etc, to install Tenant's decorations, computer systems or security systems and subsequently is charged with any costs that were incurred due to Landlord's failure to have Tenant's premises in sufficient readiness to permit Tenant's suppliers, vendors, or contractors, etc. to install Tenant's decorations, computer systems or security systems, then such costs shall be paid by Landlord within thirty (30) days of Landlord's receipt of invoice for such costs. In addition, should such failure by Landlord as referred to in the immediately preceding sentence occur, Tenant shall incur no delay penalties related to the extent of the delays subsequently experienced by Tenant in obtaining the installation of its decorations, computer systems, or security systems, which delays are attributable to such premature notice from Landlord.

In the event that Tenant has not taken physical occupancy of the demised premises by the date indicated in

the notice from Landlord that the demised premises would be substantially completed as provided herein, Landlord, at its option, may either treat such failure by Tenant to take occupancy as a default under this Lease, subject to all remedies provided herein, or require Tenant to pay to Landlord in advance a sum equal to two (2) months' rent for each additional month of delay in taking physical occupancy. In the event Landlord elects the latter alternative, any sums so paid shall be treated as prepaid rent to be applied to rents as they become due after Tenant takes occupancy.

Whether or not Tenant has elected to extend the date for obtaining governmental approval of its space plan as provided above, Tenant's rental obligations hereunder shall commence July 1, 1984 ("Rental Commencement Date"). If the tenant improvement plans approved by Landlord and applicable governmental authorities require installation or hook-up by Landlord of any special tenant improvements, such as computer systems or communication systems, then the Rental Commencement Date shall not be extended or delayed due to the failure of Landlord to complete such installation, if delivery of such items has not been made to the premises in a timely fashion to enable the work to be completed by Landlord by the Rental Commencement Date.

(i) Once Tenant's tenant improvement plans have been agreed to by Landlord and applicable governmental authorities of the City of Torrance, no changes may be made by Tenant without first obtaining the written consent of Landlord. Any additional costs beyond the allowances provided for in this Lease arising by reason of any proposed change by Tenant after the plans have been approved by Landlord shall be paid for by Tenant within thirty (30) days after billing from Landlord. Any additional delays arising by reason of proposed Tenant changes shall be charged to Tenant, and the Rental Commencement Date shall occur on the date it would have otherwise occurred had such delay not happened.

(j) If the cost to complete the tenant improvements required by Tenant pursuant to the approved tenant improvement plans exceeds $16.00 per usable square foot, then Tenant shall pay the excess cost to Landlord within thirty (30) days after presentation of invoices. For this purpose, cost shall be based on direct cost of labor and materials to Landlord based on verifiable invoices plus ten percent (10%) for supervision. Overtime charges and supervision costs applicable thereto shall be excluded from such costs.

(k) In addition to the foregoing, Landlord agrees to reimburse Tenant upon Tenant's actual occupancy of the demised premises (and acceptance of such occupancy by Landlord's institutional lender) for all of Tenant's direct

moving expenses paid to third-party moving companies up to Ten Thousand Dollars ($10,000), and for such costs as Tenant may have expended for the actual installation of electrical and video security systems, soundproofing, locks and other government-mandated requirements required to obtain a security clearance from applicable federal agencies for the improvements to the demised premises in an amount not to exceed Fifty Thousand Dollars ($50,000), of which not more than Five Thousand Dollars ($5,000) may be paid for consulting services. Payment shall be made within 30 days after presentation of invoices.

4. ASSIGEMENT AND SUBLETTING. Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease, or any interest therein, and shall not sublet the demised premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the demised premises, or any portion thereof, without the written consent of Landlord first had and obtained. A consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Landlord, constitute a

default under this Lease. No assignment or subletting shall release Tenant of Tenant's obligations under this Lease unless agreed to in writing by Landlord. Landlord shall not unreasonably withhold approval of any proposed assignment or sublease; provided however, Landlord shall not be deemed unreasonable if Landlord is unable to obtain approval of its ground landlord to any such assignment or sublease.

In the event Landlord shall approve any assignment or subletting of all or any portion of the demised premises by Tenant, and in the further event Tenant is paid consideration for such assignment or the rental reserved in such sublease exceeds the rental or a pro rata portion of the rental (as the case may be) for the demised premises as set forth herein, Tenant shall and hereby agrees to pay over to Landlord one-half the consideration received for such assignment or monthly, as additional rent hereunder, concurrently with the monthly installments of base annual rental payable hereunder, fifty percent (50%) of the excess of the rental set forth herein applicable to the subleased space during the basic term of this Lease and the entire of such excess during the option term or terms of this Lease.

5. ALTERATIONS. Tenant shall make no alterations, decorations, additions or improvements in or to demised premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, and then only by unionized contractors or mechanics approved by Landlord and only upon such conditions as Landlord may impose.

All such work shall be done at such times and in such manner as Landlord may from time to time reasonably designate. All work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction thereof.

Before commencing any work, Tenant shall give Landlord at least five days' written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility) and shall secure, at Tenant's cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. Any mechanic's lien filed against demised premises or against the Building or the land upon which the Building is located for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be discharged by Tenant, by bond or otherwise, within ten days after the filing thereof, at the cost and expense of Tenant.

All alterations, decorations, additions or improvements upon demised premises, made by either party, including, without limiting the generality of the foregoing, all panelling, partitions, railings, mezzanine floors, galleries and the like shall, unless Landlord elects otherwise (which election shall be made by giving written notice pursuant to the provisions of this Lease not less than thirty (30) days prior

to the expiration or other termination of this lease or any renewal or extension thereof), become the property of Landlord, and shall remain upon, and be surrendered with demised premises, as part thereof, at the end of the term hereof. If Tenant shall remove any such property from demised premises, Tenant shall repair or at Landlord's option, shall pay to Landlord the cost of repairing any damage arising from such removal.

6. REPAIRS. Tenant shall take good care of demised premises and fixtures therein and, subject to the provisions of Article 5 hereof, shall make, as and when needed, as a result of misuse or negligence by Tenant, all repairs in and about demised premises necessary to preserve them in good order and condition, which repairs shall be in quality and class equal to the original work. However, Landlord may, at its option, repair, at the expense of Tenant, all damage or injury to demised premises, or to the Building or to its fixtures, appurtenances or equipment, done by Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees or caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or resulting from fire, heating, ventilating or air conditioning unit or system, short circuits, overflow or leakage of water, steam, gas, sewer gas, sewage or odors, or by frost or by bursting or leaking of pipes or plumbing works, or gas, or from any other cause, due to the carelessness,

negligence, or improper conduct of Tenant, or Tenant's agents, servants, employees, contractors, visitors or licensees.

Landlord, however, shall repair the Building plumbing, heating ventilating or air conditioning and electrical systems and make structural repairs within demised premises arising from ordinary wear and tear or through causes over which Tenant has no control, except as otherwise provided in this lease. Landlord shall have the right to replace, at the expense of Tenant, any and all plate and other glass dammaged or broken by or due to the negligence of Tenant, Tenant's agents, servants or employees.

Landlord will exercise its rights and duties hereunder in a manner so as not to interfere with Tenant's security clearances.

Except as provided in Article 12 hereof, there shall be no allowance to Tenant for a diminution of rental value, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the reasonable making of any repairs, alterations, decorations, additions or improvements in or to any portion of the Building or demised premises, or in or to fixtures appurtenances or equipment, and no liability upon Landlord for failure to make any repairs, alterations, decorations, additions, or improvements in or to any portion of the Building or demised premises, or neglect of Tenant or any other tenant or occupant of the Building.

Tenant hereby waives all rights under the provisions of Sections 1932, 1933, 1941 and 1942 of the Civil Code of the State of California, and all rights under any law in existence during the term of this lease authorizing a tenant to make repairs at the expense of a landlord or to terminate a lease upon the complete or partial destruction of the leased premises.

7. <u>REQUIREMENTS OF LAW</u>. Tenant shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to Tenant's use of demised premises, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to demised premises, or the use or occupation thereof, and shall not do or permit to be done, any act or thing upon demised premises, which will invalidate or be in conflict with the Ground Lease hereinafter referred to or with fire or extended coverage insurance policies covering the Building or its fixtures, appurtenances or equipment or the property located therein, ingress and egress requirements of the local fire department, and shall not do or permit to be done, any act or thing upon demised premises which shall or might subject Landlord to any liability or responsiblity for injury to any person or persons or to any property by reason of any business or operation being carried on upon demised premises or for any other reason, and Tenant hereby indemnifies Landlord against any such liability or responsibility.

Tenant shall not place a load upon any floor of demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

8. FIRE INSURANCE. Tenant shall comply with all fire codes and regulations and shall not do, or permit anything to be done, in or upon demised premises, or bring or keep anything therein, which shall increase the rates of fire or extended coverage insurance (hereinafter called "fire insurance") on the Building or its fixtures, appurtenances or equipment or on property located therein. If by reason of failure of Tenant to comply with the provisions of this Article, the fire insurance rate shall at any time be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such violation by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord upon showing of proof by Landlord from its insurance company in writing that increases in rate were due to specific violation by Tenant.

In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rate for the Building or demised premises issued by the Insurance Services Office, or other body making fire insurance rates for the Building or demised premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to demised premises.

9. SUBORDINATION. This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which now affect (i) the real property of which demised premises form a part or (ii) the ground or underlying leases, and to all renewals, modifications, consolidations, replacements and extensions thereof.

In this connection, Tenant acknowledges receipt of a copy of the ground lease currently affecting the real property of which the demised premises form a part attached hereto as Exhibit A ("Ground Lease") and agrees to abide by all of the terms and conditions of the Ground Lease insofar as the same apply to its occupancy of the demised premises.

It is further agreed that this Lease may, at the option of Landlord, be made subordinate to any ground or underlying leases, mortgages, or deeds of trust which may hereafter affect (i) the real property of which demised premises form a part or (ii) the ground or underlying leases, and that Tenant or Tenant's successors in interest, will execute and

deliver upon the demand of Landlord any and all instruments requested by Landlord subordinating in the manner requested by Landlord this Lease to such lease, mortgage or deed of trust; provided such lender or ground landlord shall concurrently agree that so long as Tenant is not in default hereunder, Tenant's possession of the leased premises shall not be disturbed. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute and deliver all such subordination instruments in the event Tenant fails to execute and deliver said instruments within five days after notice from Landlord demanding the execution thereof.

A. Attornment. Tenant agrees that, at the option of the landlord under the Ground Lease and any ground lease now or hereafter affecting the real property of which demised premises form a part, Tenant shall attorn to said landlord in the event of the termination or cancellation of such Ground Lease and if requested by said landlord, enter into a new lease with said landlord (or a successor ground-lessee designated by said landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those herein provided.

B. Mortgages. In the event of foreclosure or exercise of power of sale under any mortgage or deed of trust now or hereafter affecting the real property of which

demised premises form a part, the holder of any such mortgage or deed of trust (or purchaser at any sale pursuant thereto) shall have the option (a) supplementing this Article, to require Tenant to attorn to such holder or purchaser, and to enter into a new lease with such holder or purchaser (as Landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those therein provided, or (b) notwithstanding this Article, to elect that this lease become or remain, as the case may be, superior to said mortgage or deed of trust.

Tenant shall, upon request by any such holder or purchaser, execute and deliver any and all instruments desired by such holder or purchaser evidencing the superiority of this lease to any said mortgage or deed of trust.

In the event that Landlord or any such holder at any time requests that this Article contain different language to the same general effect, Tenant agrees to promptly execute and deliver an amendment of this Lease memorializing the same.

10. <u>RULES AND REGULATIONS</u>. Tenant and Tenant's agents, servants, employees, contractors, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached hereto as Exhibit B and made a part hereof, and (upon written notice of the adoption of same) such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt

uniformly as to all tenants of the Building in which the premises are located. Written notice of any additional Rules or Regulations shall be given in the manner set forth in this Lease.

In case Tenant disputes the reasonableness of any Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for arbitration, in the City of Los Angeles, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. No dispute of the reasonableness of any Rule or Regulation shall be deemed a compliance upon Tenant's part with the foregoing provisions of this Article unless the same has been raised by service of a notice in writing upon Landlord within thirty (30) days after written notice of the adoption of any such Rule or Regulation has been served upon Tenant. Landlord shall not be liable to Tenant for violation of any of said Rules and Regulations, or the breach of any term, covenant, condition, provision or agreement in any lease, by any other tenant or other party in the Building unless Landlord continuously permits such violations to continue unchecked.

11. <u>PROPERTY LOSS OR DAMAGE PERSONAL INJURY</u>. Neither Landlord nor Landlord's agents shall be liable for any injury

to or death of persons or for loss of or damage to property resulting from falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works of the same or from the street or sub-surface or from any other place or resulting from dampness or any other cause of whatsoever nature, and Tenant hereby indemnifies Landlord against any and all claims, liabilities, losses, damages, costs and expenses (including, but not limited to, attorneys' fees and expenses) whatsoever arising out of the foregoing, unless caused by or due to the negligence of Landlord, Landlord's agents, servants or employees.

Neither Landlord nor Landlord's agents shall be liable for any such damage caused by other tenants or persons in said Building, or for interference with the light or other incorporeal hereditaments, or caused by construction of any private, public or quasi public work; nor shall Landlord be liable for any latent defect in the Building.

Tenant shall reimburse Landlord as additional rent for all expenses, damages or fines incurred or suffered by Landlord by reason of any breach, violation or nonperformance by Tenant, or Tenant's agents, servants, employees, contractors, visitors or licensees of any term, covenant, condition, provision or agreement of this lease, or by reason of damage to persons or property caused by moving property in or out

of the Building or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of the occupancy or use by Tenant of demised premises or of the Building or any part of either thereof, or from any other cause due to the carelessness, negligence or improper conduct of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees. Tenant shall give immediate notice to servants, employees, contractors, visitors or licensees, but only to the extent that Tenant's insurance policies then in force permit such waiver. Landlord and Tenant represent that their present insurance policies now in force permit such waiver.

If at any time during the term of this lease either party shall give no less than five days prior notice to the other certifying that any insurance carrier which shall have issued any such policy covering any of the property above mentioned shall refuse to consent to the aforesaid waiver of subrogation, or if such carrier shall consent to such waiver only upon the payment of an additional premium (and such additional premium is not paid by the other party hereto), or such carrier shall revoke a consent previously given or shall cancel or threaten to cancel any policy previously issued and then in force and effect, because of such waiver of subrogation, then, in any of such events, the waiver in this Article shall thereupon be of no further force or effect as to the loss damage or destruction covered by such policy;

provided, however, that if at any time thereafter such consent shall be obtained therefor without an additional premium from any existing or substitute insurance carrier, the waiver hereinabove provided for shall again become effective.

12. DAMAGE OR DESTRUCTION. If demised premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, Tenant's agents, servants, employees, contractors, visitors or licensees, the damages shall be repaired by and at the expense of Landlord and the rent until such repairs shall be made shall be apportioned according to the part of demised premises which is usable by Tenant.

If such partial damage is due to the fault or neglect of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees, there shall be no apportionment or abatement of rent, and the debris, if any, shall be removed by, and at the expense of, Tenant. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, for reasonable delay on account of "labor troubles," or any other cause beyond Landlord's control.

If demised premises are totally damaged or are rendered wholly untenantable by fire or other cause, and Landlord shall decide not to restore or rebuild the same, or if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then in any of such events

Landlord may, within ninety (90) days after such fire or other cause, give Tenant notice of such decision, and thereupon the term of this lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate demised premises and surrender the same to Landlord; however, if such damage is without the fault or neglect of Tenant, Tenant's agents, servants, employees, contractors, visitors or licensees and if Landlord shall decide to restore or rebuild the same, then rent hereunder shall be apportioned according to the part of the demised premises which is usable by Tenant until such restoration is made.

13. EMINENT DOMAIN. If the whole or any part of demised premises shall be taken or condemned by any competent authority for any public or quasi public use or purpose, or transferred by agreement in connection with such public or quasi public use or purpose with or without any condemnation action or proceeding being instituted, then, and in either event, the term of this Lease shall, at the option of Landlord, terminate as of the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award. The then current rental, however, shall in any such case be apportioned. Tenant hereby expressly assigns to Landlord any award which may be made in any taking or condemnation as therein provided, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof.

14. SERVICES.

A. Elevators. As long as Tenant is not in default under this Lease, Landlord shall provide automatic elevator facilities to the demised premises and maintenance and repair of same. Tenant shall have the right to install a locking device in the elevators in order to restrict access to the third floor.

B. Heating, Ventilating and Air Conditioning. As long as Tenant is not in default under this Lease, Landlord shall ventilate demised premises and furnish heating or air conditioning for office use.

Tenant agrees to keep and cause to be kept closed all doors from demised premises and the windows in demised premises, and Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirments which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system.

Landlord, throughout the term of this Lease, shall have reasonable access to any and all mechanical installations of Landlord or Tenant, including, but not limited to, air conditioning, fan ventilating and machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to or from

the enclosures containing said installations, except as required to maintain Tenant's security clearance. Tenant further agrees that neither Tenant, nor its agents, servants, employees, contractors, visitors or licensees shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect Landlord's said mechanical installations.

C. Electricity. As long as Tenant is not in default under this Lease, Landlord shall provide electricity for normal and usual lighting and office business machines, including computers or electronic data processing or ancillary equipment.

Tenant agrees not to use any apparatus or device in, or upon, or about demised premises which may in any way increase the amount of such electricity usually furnished or supplied to said premises and Tenant further agrees not to connect any apparatus or device to the wires, conduits or pipes, or other means by which such electricity is supplied for the purpose of using additional or unusual amounts of electricity, without written consent of Landlord. Tenant shall not be charged for additional electrical consumption until total consumption exceeds $2,182 per month ("Normal Electrical Usage"). Tenant shall pay Landlord for additional electrical consumption in excess of Normal Electrical Usage, which shall be considered additional rent, within ten (10) days of receipt of Landlord's invoice therefor with appropriate evidence of Tenant's electrical

usage. Tenant's excess electrical usage shall be determined on an annual basis, commencing on July 1 of each year, and if Tenant has paid to Landlord an amount for excess electrical usage during such year greater than the electrical usage it is required to pay, Tenant shall be entitled to apply the excess against future electrical usage. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. Tenant may install or use or permit the installation or use in demised premises, of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 110 volts, without the prior written consent of Landlord, and Landlord shall have the right at Landlord's expense to install a separate meter to measure Tenant's electrical useage.

D. Water. As long as Tenant is not in default under this lease, Landlord shall furnish water for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and hereby measure Tenant's water consumption for all purposes. Landlord shall pay for the cost of the meter and the cost of the installation thereof, and throughout the duration of Tenant's occupancy, Landlord shall keep said meter and installation equipment in good working order and repair at Landlord's own

cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired at its own cost and expense. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered and on default in making such payment Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

E. Cleaning. As long as Tenant is not in default under this lease, Landlord shall cause demised premises to be kept clean by providing full cleaning services five (5) times per week, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant, and, if to be kept clean by Tenant, no one other than persons approved by Landlord shall be permitted to enter demised premises for such purposes. If demised premises or any part thereof is not used exclusively as offices same shall be kept clean and in order by Tenant, at Tenant's expense, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of demised premises exclusively as offices.

If due to Tenant's security clearances Tenant is requested by applicable governmental authorities to use its own cleaning

services, Landlord shall be relieved of the responsibility to provide cleaning services and shall give credit to Tenant for any savings realized by Landlord in not having to provide such services.

Landlord reserves the right to stop service of the elevator, plumbing, heating, ventilating, air conditioning and electric or other mechanical systems, or cleaning services, when necessary by reason of accident or emergency or of inspection, repairs, alterations or improvements, which in the reasonable judgment of Landlord are desirable or necessary to be made, until same shall have been completed, and shall further have no responsibility or liability for failure to supply any of such services in such instance.

15. <u>ACCESS TO PREMISES</u>. Tenant shall permit Landlord to erect, use and maintain pipes and conduits in and through demised premises. Landlord and Landlord's agents shall have the right to enter demised premises with Tenant's reasonable approval to examine the same and to make such repairs, alterations, decorations, additions and improvements as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon demised premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate while said repairs, alterations, decorations, additions or improvements are being made, by reason of loss

or interruption of the business of Tenant because of the prosecution of any such work, or otherwise.

Landlord and Landlord's agents are expressly granted permission to inspect demised premises at any reasonable time and to show demised premises at any reasonable time to prospective tenants, mortgagees, purchasers, lessees of the Building and other persons with a business interest therein upon arranging with Tenant of a mutually agreeable time and subject to Tenant's security limitations.

If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate demised premises, without elimination or abatement of rent, or other compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into demised premises, at any time, when for any reason an entry therein shall be necessary or permissible hereunder, Landlord or Landlord's agents may enter the same by a master key, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations, terms, covenants, conditions, provisions or agreements of this Lease subject to Tenant's security limitations. Landlord shall have the right to change the arrangement and

location of entrances and passageways, doors and doorways and corridors, elevators, stairs, toilets, and other public parts of the Building, subject to Tenant's security limitations, and after reasonable notice, to change the name, number and designation by which the Building is commonly known. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair, of the Building or any part thereof, other than as otherwise provided in this Lease.

16. <u>CERTIFICATE OF OCCUPANCY</u>. Tenant shall not at any time use or occupy demised premises in violation of the certificate of occupancy issued for the Building, and in the event that any department of the City or County in which the Building is located, or of the State of California shall hereafter at any time contend or declare that demised premises are used for a purpose which is in violation of such certificate of occupancy, Tenant shall, upon five days' notice from Landlord, or any governmental agency immediately discontinue such use of demised premises. Failure by Tenant to discontinue such use after such notice shall be considered a default under this Lease and Landlord shall have the right to terminate this lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to

this Lease. The statement in this lease of the nature of the business to be conducted by Tenant in demised premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is lawful or permissible under the certificate of occupancy issued for the Building, or otherwise permitted by law.

17. SPRINKLERS. If there now is or shall be installed in the Building a sprinkler system, and such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith restore the same to good working condition; and if any body or any bureau, department or official of the state, county or city government, or any governmental authority having jurisdiction, require or recommend that any changes, modifications, alterations, or additional sprinkler heads or other equipment, be made or supplied by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of demised premises, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional

sprinkler heads or other equipment which are required as a direct result of Tenant's occupancy.

18. BANKRUPTCY. If at any time prior to or during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of demised premises but shall forthwith quit and surrender demised premises, and Landlord, in addition to the other rights and remedies set forth herein or available to Landlord by virtue of any statute or rule of law, may retain to offset any actual damages incurred any rent, security, deposit or moneys received by it from Tenant or others in behalf of Tenant.

19. DEFAULT.

A. It shall, at Landlord's option, be deemed a breach of this Lease if (1) Tenant defaults (a) in the making of any payment of money pursuant to this Lease, or (b) in

fulfilling any other term, covenant, condition, provision or agreement of this lease if said default under this clause (b) continues to exist at the expiration of thirty days after notice thereof given by Landlord to Tenant, or (2) the demised premises become vacant or deserted, or (3) Tenant's failure to provide and deliver a space plan approved by applicable governmental authorities at any of the dates Tenant is required so to do under this Lease, or (4) Tenant shall fail to occupy on the 30th day after Landlord's notice that the premises will be substantially completed and ready for occupancy on such date, or shall cease to occupy the demised premises or shall remove substantially all Tenant's furniture therefrom, or (5) the demised premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant or a valid assignee or sublessee of Tenant, or (6) Tenant shall default with respect to any other lease between [a] Landlord or Tenant, or [b] any parent company or subsidiary company or affiliate or agent of Landlord, and Tenant or, (7) Tenant assigns or otherwise transfers substantially all of the assets used in connection with the business conducted in demised premises.

B. In the event that Landlord elects, pursuant to paragraph (A) of this Article, to declare a breach of this lease, then Landlord shall have the right to give Tenant three days' notice of intention to end the term of this

Lease and thereupon, at the expiration of the said three days, the term of this Lease shall expire as fully and completely as if that day were the day herein definitely fixed for the expiration of the term hereof and Tenant shall then quit and surrender the demised premises to Landlord, but Tenant shall remain liable as hereinafter provided. If Tenant fails to so quit and surrender the demised premises as aforesaid, the Landlord shall have the right, without notice, to re-enter demised premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of demised premises by unlawful detainer or other summary proceedings, or otherwise, and remove their effects and regain possession of demised premises (but Landlord shall not be obligated to effect such removal) and Tenant hereby waives service of notice of intention to re-enter or to institute legal proceedings to that end.

C. In the event of any breach of this Lease by Tenant (and regardless of whether or not Tenant has abandoned demised premises), this lease shall not terminate unless Landlord, at Landlord's option, elects at any time when Tenant is in breach of this Lease to terminate Tenant's right to possession as provided in paragraph (B) of this Article or, at Landlord's further option, by the giving of any notice (including but not limited to any notice preliminary or prerequisite to the bringing of legal proceedings in unlawful

detainer) terminating the Tenant's right to possession. For so long as this lease so continues in effect, Landlord may enforce all of Landlord's rights and remedies under this lease, including the right to recover all rent as it becomes due hereunder. For the purposes of this paragraph (C), the following shall not constitute termination of Tenant's right to possession: (1) acts of maintenance or preservation or efforts to relet demised premises, or (2) the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease.

D. In the event of termination of this Lease or termination of Tenant's right to possession (as the result of Tenant's breach of this Lease or pursuant to Article 16) Landlord shall have the right:

(1) To remove any and all persons and property from demised premises pursuant to such rights and remedies as the laws of the State of California shall then provide or permit, but Landlord shall not be obligated to effect such removal. Said property may, at Landlord's option, be stored or otherwise dealt with as such laws may then provide or permit, including but not limited to the right of the Landlord to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

(2) To recover from Tenant damages, which shall include but shall not be limited to: (a) the worth, at the

time of award, of the amount by which the unpaid rent (including but not limited to escalation rent pursuant to Article 27 even if determined at a later date) for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided for the same period; and (b) Such expenses as Landlord may incur for legal expenses, attorneys' fees, court costs, for reletting (including but not limited to advertising), brokerage, for putting demised premises in good order, condition and repair (before and after Landlord has prepared the same for reletting), and all costs (including but not limited to attorneys' and receivers' fees) incurred in connection with the appointment and performance by any receiver.

(3) To enforce, to the extent permitted by the laws of the State of California then in force and effect, any other rights or remedies set forth in this Lease or otherwise applicable hereto by operation of law or contract.

E. In the event of a breach or a threatened breach by Tenant of any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall additionally have the right of injunction. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, at law or in equity.

F. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will

cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

20. FEES AND EXPENSES. Subject to Tenant's cure rights as set forth herein, if Tenant shall default in the performance of any obligation on Tenant's part to be performed under this Lease, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or

elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any term, covenant, condition, provision or agreement hereof, or, if Landlord is compelled to incur or elects to incur any expense (including reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, whether or not such action or proceeding proceeds to judgment) by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord with interest at the legal rate, costs and damages, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses.

21. NO REPRESENTATIONS BY LANDLORD. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the Building or demised premises except as herein expressly set forth. The taking of possession of demised premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the same in their then "as is" condition and that demised premises and the Building were in good and satisfactory condition at the time such possession was so taken.

22. END OF TERM. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord demised premises, broom clean, in as

good order, condition and repair as they now are or may hereafter be placed, ordinary wear excepted. Tenant shall remove all property of Tenant, as directed by Landlord.

Any property left on demised premises at the expiration or other termination of this Lease, or after the happening of any of the events of default set forth herein may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk of Tenant. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or loss of property left by Tenant upon demised premises at the expiration or other termination of this Lease and Tenant hereby indemnifies Landlord against any and all claims and liability with respect thereto.

If Tenant holds over after the said term with the consent of Landlord, express or implied, such tenancy shall be from month to month only and shall not be a renewal hereof, and Tenant shall pay the rent and all the other charges at the same rate as herein provided and also comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over. If the Tenant holds over after the said term without the consent of Landlord and shall fail to vacate demised premises after the expiration or sooner termination of this Lease for

any cause or after Tenant's right to occupy same ceases, thereafter, and notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall be liable to Landlord for rent at twice the monthly installment of rent as provided in this Lease for the last month of the term hereunder.

If demised premises are not surrendered at the end of the term, Tenant shall be responsible to Landlord for all damage which Landlord shall suffer by reason thereof, and Tenant hereby indemnifies Landlord against all claims made by any succeeding tenant against Landlord, resulting from delay by Landlord in delivering possession of demised premises to such succeeding tenant. If the last day of the term of this Lease or any renewal hereof falls on Sunday, this Lease shall expire on the business day immediately preceding. Tenant's obligation to observe or perform all of the terms, covenants, conditions, provisions and agreements of this Article shall survive the expiration or other termination of this Lease.

23. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant's paying said rent and observing and performing all of the terms, covenenats, conditions, provisions and agreements of this Lease on Tenant's part to be observed or performed, Tenant shall have quiet enjoyment of the premises hereby demised, for the term aforesaid,

subject, however, to the terms of this Lease and of the ground leases, underlying leases, mortgages and deeds of trust in this lease mentioned.

24. SIGNS. Landlord will provide Tenant with one monument sign, with Tenant's name and logo at a location permitted for such purpose under the Ground Lease. The size, style and materials of such sign shall be selected by Landlord with the reasonable approval of Tenant, and shall be also subject to the approval of all applicable governmental authorities. Tenant shall maintain the sign at its own cost and expense during the full term of this Lease, and Landlord may remove the same at the expiration of this Lease.

25. TERMINATION, NO WAIVER, OR ORAL CHANGE. Interruption or curtailment of any services for matters beyond Landlord's control shall not constitute a constructive or partial eviction or entitle Tenant to any compensation or abatement of rent.

No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of said premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents

shall not operate as a termination of this Lease or a surrender of demised premises. In the event of Tenant's desiring at any time to have Landlord sublet the demised premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects or the happening of any other event in connection with such subletting.

The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any term, covenant, condition, provision or agreement of this Lease, or any of the Rules and Regulations attached to this Lease or hereafter adopted by Landlord as set forth herein, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.

The receipt by Landlord of rent with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease, shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations attached to this Lease, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rule and Regulation.

No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing

signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

This Lease contains the entire agreement between the parties, and recites the entire consideration given and accepted by the parties. Any agreement hereafter made shall be ineffective to change, modify, waive or discharge it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver or discharge is sought.

26. INABILITY TO PERFORM. This Lease and obligation of Tenant to pay rent hereunder and to keep, observe and perform all of the terms, conditions, covenants, provisions and agreements of this Lease on the part of Tenant to be kept, observed or performed shall in no wise be affected, impaired or excused because Tenant has been unable to obtain a security clearance for the demised premises, or because Landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed or curtailed in supplying

any service expressly or impliedly to be supplied or is unable to make, or is delayed or curtailed in making any repairs, alterations, decorations additions or improvements, or is unable to supply or is delayed or curtailed in supplying any equipment or fixtures, if Landlord is prevented, delayed or curtailed from so doing by reason of any cause beyond Landlord's reasonable control, including, but not limited to, strike or labor troubles, fuel shortages, governmental preemption or curtailment in connection with a national emergency or in connection with any rule, order or regulation of any department or governmental agency or by reason of the conditions of supply and demand which have been or are affected by a war or other emergency.

27. BILLS AND NOTICES. Except as otherwise in this Lease provided, a bill, statement, notice or communication which Landlord may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the Building or at the last known business address of Tenant, and the time of rendition of such bill or statement and the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at demised premises as herein provided. Any notice, request, demand or communication by Tenant to Landlord must be served in person

or by registered or certified mail addressed to Landlord, at the address first hereinabove given, or at such address as Landlord shall designate by notice given as herein provided.

28. INCREASE OR DECREASE OF TAXES OR OPERATING COSTS. If, in any calendar year during the term of this Lease commencing with calendar year 1986 (i) taxes shall be increased above or decreased below the Base Taxes or (ii) operating costs shall be increased above or decreased below the Base Operating Costs, both as hereinafter defined, the monthly base rent shall be increased or decreased, as the case may be, by the amount of such increase or decrease in taxes and by the amount of increase or decrease in operating costs. Notwithstanding any contrary provisions of this Article, under no circumstances shall the monthly base rent be decreased so as to be less than the then applicable monthly base rent set forth on the second page of this Lease or in any rider annexed hereto.

A. Definitions.

(1) "Taxes" shall mean taxes and assessments upon or with respect to the Building and the land upon which it is located, imposed by Federal, State or local governments, but shall not include income, franchise, capital stock, estate or inheritance taxes, but shall include gross receipts taxes and other business taxes. If, because of any change in the method of taxation of real estate, any tax or assessment

is imposed upon Landlord or upon the owner of the land and/or the Building, or upon or with respect to the land and/or the Building or the rents or income therefrom, in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax or assessment, such other tax or assessment shall be deemed to be a real estate tax.

(2) "Operating Costs" shall mean (a) wage and labor costs applicable to the persons engaged in the management, operation, maintenance, overhaul or repair of the Building and the adjacent areas, whether they be employed by Landlord or by an independent contractor with whom Landlord shall have contracted or may contract such services; any increase or decrease in the hours of employment or the number of paid holidays or vacation days, social security taxes, unemployment insurance taxes and the cost (if any) of providing disability, hospitalization, medical, welfare, pension, retirement or other benefits imposed by law or by any collective bargaining agreement, applicable with respect to such employees, shall correspondingly affect the wage and labor costs; (b) cost of utilities, fuel, building supplies, insurance, service contracts, the common area maintenance charge obligation allocated to the Building; (c) any and all rent payable under the ground lease of the premises upon which the Building is constructed; and (d) such other items as are customarily included in the cost of

managing, operating, maintaining, overhauling and repairing the Building in accordance with accepted accounting or management principles or practices.

(3) For the purposes of this Lease, Base Taxes and Base Operating Costs, in the aggregate, shall be deemed the higher of (i) such items incurred in calendar year 1985 or (ii) Five Dollars ($5.00) per square foot of rentable space in the demised premises. For this purpose, Base Taxes shall mean the taxes for the tax year July 1, 1984 through June 30, 1985.

B. Statements for Tenant. Annually, on or before the 1st day of May (or no increase shall apply for the previous calendar year), Landlord shall furnish a comparative statement to Tenant which shall show (i) a comparison of all pertinent items and information applicable to the difference between Base Taxes and Base Operating Costs, on the one hand, and then current Taxes and then current Operating Costs, on the other hand, incurred during the calendar year preceding the year in which the comparative statement is submitted, and (ii) the amount, if any, of the increase or decrease in rent to be enforced as hereinafter set forth. The failure of Landlord to furnish a comparative statement for any year in accord with this paragraph B shall be without prejudice to the right of Landlord to furnish comparative statements in subsequent years. Tenant shall have the right to audit

Landlord's books and records to ascertain the correct adjustment within sixty (60) days after receipt of the comparative statement. If such audit discloses an error of more than ten percent (10%), then Landlord shall share in half the cost of the audit.

C. Payment of Increase or Decrease in Rent. The payment of any increase or the credit for any decrease in rent pursuant to the provisions of paragraph B of this Article, shall be made as follows: on the first day of the month following the furnishing of a comparitive statement (1) in the case of an increase, Tenant shall forthwith pay to Landlord a sum equal to one-twelfth of Tenant's share of such increase multiplied by the number of months then elapsed commencing with January 1st of the preceding calendar year, and, in advance, one-twelfth of such share with respect to the then current month, and (2) in the case of such a decrease, Tenant shall be entitled to a credit on the rent next becoming due (unless Tenant is in default, in which event the credit shall be applied to the earliest stipulated rent) of a sum equal to one-twelfth of Tenant's share of such decrease multiplied by the number of months then elapsed commencing with January 1st of the preceding calendar year, plus one-twelfth of such share with respect to the current month; and thereafter, until a different comparative statement shall be submitted as above provided, the monthly installments of rent payable

under this Lease shall be increased or decreased, as the case may be, by an amount equal to one-twelfth of Tenant's share of such increase or decrease. In the event that a comparative statement shall show, or in the event that a comparative statement, if submitted, would have shown an increase or decrease in rent which shall be different from the rent herein reserved or from that shown by the last comparative statement, then the rent payable by Tenant shall be adjusted proportionately consistent with the foregoing provisions. The rent due to Landlord or the credit due to Tenant, as disclosed by the comparative statement furnished on or before the 1st day of May immediately following the expiration or earlier termination of this lease, shall be paid within ten days after the rendition of such comparative statement subject to verification by Tenant as provided above.

29. FOOD, BEVERAGES AND ODORS. Tenant shall not prepare any food nor do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or others, or cause or permit any odors of cooking or other processes, or any unusual or objectionable odors to emanate from demised premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to demised premises except by such persons and in such manner as are reasonably approved by Landlord, except

Tenant may install one standard beverage dispensing machine and one standard home microwave oven and one purified water dispenser on each floor of the premises.

30. CARE OF CARPETING AND DRAPES. Tenant shall take good care of any and all carpets and blinds installed at any time in any portion of demised premises, and Tenant shall make, as and when needed, all repairs in and to the said carpets and blinds and shampoo said carpets and clean said blinds as necessary to preserve them in good order, condition and appearance by persons approved by Landlord. Upon the expiration or other termination of the term of this lease, Tenant shall surrender the said carpets and drapes to Landlord in as good order, condition and repair as they were upon the installation thereof by Landlord, ordinary wear excepted. Landlord shall vacuum the said carpets five times per week, and shall shampoo the carpets and clean the blinds at least once each calendar year.

31. LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability and property damage insurance insuring Landlord and Tenant against any and all liability arising out of or related to the ownership, use, occupancy or maintenance of the demised premises and all areas appurtenant thereto. Such insurance shall be evidenced by a combined single limit policy in an amount

not less than One Million Dollars ($1,000,000.00) per occurrence. Provided, however, the limit of said insurance shall not limit the liability of the Tenant hereunder. Tenant may carry said insurance under a blanket policy. Provided, however, said insurance shall have a Landlord's protective liability endorsement attached thereto, which shall be subject to the written approval of Landlord's counsel. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies rated A+, AAA or better in "Best's Insurance Guide."

Tenant shall deliver to Landlord, prior to occupancy of the demised premises, a copy of the policy of liability insurance required herein and a certificate evidencing the existence and amount of such insurance with loss payable clauses satisfactory to Landlord. No such policy shall be cancellable or subject to reduction of coverage or non-renewal except after thirty (30) days' prior written notice to Landlord.

32. APPROVALS. This Lease is subject to and conditioned upon the approval of Chase Bank, Landlord's lender on the demised premises.

33. MARGINAL NOTES. The marginal notes are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this lease nor do they in any way affect this Lease.

34. DEFINITIONS. The term "Landlord" as used in this Lease means only the owner or the mortgagee in possession or grantee in possession under a deed of trust, or the owner of the lease of the Building for the time being, so that in the event of any sale or sales of said land and/or Building or of said lease, or in the event of a lease of said land and/or Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser at any such sale or the said lessee of the Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

35. PLANS. Any plan attached to and made part of this Lease, except as otherwise specifically provided, is used solely for the purpose of identifying or designating the premises demised under the terms of this Lease and any markings, measurements, dimensions or notes of any kind contained thereon have no bearing upon any of the terms, covenants, conditions, provisions or agreements of this Lease and are not to be considered a part thereof.

36. BROKERAGE. Tenant represents that Tenant has dealt directly with (and only with) Blackmore and Associates, Inc., 326 Maple Avenue, Torrance, California and with Cushman and Wakefield, Inc., 2029 Century Park East, Suite 1860, Los Angeles, California 90067, as brokers in connection with this Lease and that no other broker negotiated this Lease or are entitled to any commission in connection herewith.

37. BINDING EFFECT. All of the terms, conditions, provisions and agreements of this Lease shall be deemed to be covenants. The covenants contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors, and, except as otherwise provided in this Lease, their assigns.

38. MISCELLANEOUS.

A. This Lease is offered to Tenant for signature by Tenant and this Lease shall not be binding upon Landlord unless and until such time as Landlord shall have executed and delivered the same.

B. Tenant shall not at any time prior to or during the term hereof, either directly or indirectly, use any non-union contractors or non-union labor or materials whose use would create any difficulty with any other contractors or labor engaged by Tenant or by Landlord or by others in the construction, maintenance or operation of demised premises or the Building or the complex of which the Building forms a part.

C. If a partnership or more than one legal person is at any time Tenant, (1) each partner and each legal person is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and (2) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy or this Lease, including but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this lease as Tenant with the same force and effect as it each and all of them had so acted of so given or received such notice or refund or so signed. Termination of a partnership-Tenant shall be deemed to be an assignment jointly to all of the partners, who shall thereafter be governed by the next preceding clauses "(1)" and "(2)" hereof just as if each and all such former partners had initially signed this Lease as individuals.

D. In addition to the rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord, upon demand, for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto (1) upon, allocable

to, or measured by the rent payable hereunder, including without limitation, any gross receipts or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (2) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of demised premises or any portion thereof; or (3) upon the measured value of Tenant's personal property located in demised premises or in any storeroom, garage or any other place in demised premises or the Building or the property upon which they are located or are a part thereof, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; or (4) upon this transaction. Any reimbursement referred to above shall be collectible by Landlord as additional rent hereunder.

E. The language in this Lease shall be construed according to its normal and usual meaning, not strictly for or against either Landlord or Tenant.

F. In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or agreement shall in no way affect any other term, covenant, condition, provision or agreement herein contained.

G. If the name of the Tenant or any successor or assign shall be changed during the term of this Lease, such party shall promptly notify Landlord thereof which notice shall be accompanied by a certified copy of the document effecting such change of name.

H. Tenant hereby indemnities Landlord against any and all claims, liabilities, losses, damages, costs and expenses (including, but not limited to, attorneys' fees and expenses) whether suffered by Landlord or other occupants or persons in the Building whatsoever arising out of the sole negligence of Tenant, Tenant's agents, servants or employees. Tenant shall, at Tenant's expense, cause any such excess cleaning to be performed only by a contractor approved in advance in writing by Landlord. Nothing herein contained shall be construed to confer upon Tenant the right to install any plumbing facilities without the prior written consent of Landlord.

I. If the Landlord under this Lease is at any time a Partnership or a Joint Venture, Tenant agrees to look only to the assets of such Partnership or Joint Venture (and not to the partners or joint venturers personally) with respect to any obligations or payments due or which may become due from Landlord hereunder.

J. Time is of the essence with respect to the performance of each and every provision of this Lease.

K. Tenant agrees to make such reasonable modifications to this Lease as may be required by Landlord's lenders on the property to protect the lender's interests; provided however, such modifications may not modify the rental or other business terms of this Lease.

39. <u>OPTION TO EXTEND TERM</u>. Provided that Tenant is not in default under this Lease (both at the time of notice and at the time of commencement of the option term, as hereinafter provided), Tenant shall have and is hereby granted the option to extend the original term of this Lease for an additional four (4) year period, commencing on January 1, 1993 and ending on December 31, 1996. Tenant shall give Landlord six (6) months prior notice of intent to exercise said option. Upon receipt of notice of intent to exercise the option, Landlord shall within thirty (30) days thereafter notify Tenant as to what the initial monthly base rent applicable to the option term will be. The initial monthly base rent applicable to said option term shall be equal to the lower of (a) the then prevailing market rent for first-class office space of similar size in the community, or (b) the sum which shall be determined by deducting from original monthly base rent under this Lease of $27,750 the amount of $6,250 (which amount represents the monthly expense stop hereunder), adjusting said sum of $21,500 for increases in the Consumer Price Index from May 1984 ("Base Month") to

May 1992 ("Comparison Month") and adding to the resultant amount the sum of $6,250, together with the aggregate of all increases in Taxes and Operating Costs from the Base Taxes and Base Operating Costs to Taxes and Operating Costs for the entire year of 1992 projected on a full year basis. The initial monthly base rent for the option term, once determined shall be subject to an annual adjustment for increases in the consumer price index, but limited to a maximum consumer price index adjustment of five percent (5%) per year on a cumulative basis. All other terms and provisions of the Lease applicable to the initial term including payment of increased operating costs shall remain the same. If Tenant disagrees with said prevailing market rental as declared by Landlord, Tenant shall have the right to either elect not to go forward with the option or to elect to arbitrate the issue of the prevailing market rent. Such election shall be made by Tenant by notice in writing to Landlord within thirty (30) days after receipt of Landlord's notice as to rent. If Tenant elects not to go forward with the option, Tenant's option rights shall terminate. If Tenant elects to arbitrate the issue of the prevailing market rent, Tenant shall be deemed to have exercised the option, and the then prevailing market rent shall be determined by arbitration in the same manner as provided in Article 41 below; provided, however, the arbitration shall be conducted by three arbitrators, each of whom shall be an M.A.I. appraiser.

For purposes of determining initial rent and annual adjustments for each of the option periods, the consumer price index used shall be the Consumer Price Index for All Urban Consumers (Los Angeles-Long Beach-Anaheim Area; Base: 1967 = 100) ("the Index"), as published by the United States Department of Labor, Bureau of Labor Statistics (the "Bureau"). If the Index for the Comparison Month is higher than the Base Month Index, then the base monthly rental for the option period shall be determined by increasing the initial base monthly rental hereunder by a percentage which shall be calculated by dividing the Base Month Index into that number which represents the difference, if any, when subtracting the Basic Month Index from the Index for any Comparison Month. Should the Bureau discontinue the publication of the above Index, or publish the same less frequently, or alter the same in any manner which would materially alter the calculations set forth herein, then Landlord shall adopt a substitute index or substitute procedure which reasonably reflects and monitors consumer prices.

If Tenant exercises the foregoing option, and is not then in default hereunder, then Tenant shall have a further option to extend the term of this Lease for one additional four year period, commencing January 1, 1997 and continuing until December 31, 2000. Tenant shall notify Landlord of its intent to exercise the option, and the initial rent for said

second option shall be determined in the same manner as the initial rent for the first option period and shall be subject to prevailing escalations, and all other terms and conditions of the lease applicable to the initial term (including payment of increased Operating Costs) shall remain the same (except that this Article 39 shall be deemed deleted). The comparison month for purposes of determining the initial monthly base rent shall be May 1996 instead of May 1992. For purposes of the annual consumer price adjustment, May 1996 shall be the Base Month and May of each succeeding year shall be the Comparison Month.

40. OPTION SPACE. a) Provided Tenant has fully complied with all of the terms, covenants and conditions of this Lease, Tenant shall have the option to acquire additional space in the Building in which the demised premises are located ("Option Space") when, as and if the same becomes available. Such right to acquire additional space is granted solely to Tenant and shall not be transferred or assigned. Should Tenant exercise this option, the lease for such additional space shall be (except as set forth below) for the remaining term of this Lease and upon the same terms and conditions as are herein set forth, except that the initial monthly base rent for such additional space and prevailing market escalations thereof shall be set initially at Landlord's then established rental rate for office space in the Building, and such initial

rent shall be subject thereafter to adjustment for operating costs, cost of living increases based upon the Consumer Price Index and such other adjustments as may be required by Landlord at that time.

b) Landlord shall give Tenant written notice of option space availability not later than three months prior to the time such space will become available for lease to third parties by Landlord. Such notice shall contain the proposed rental and leasing terms desired by Landlord for such space. Such space shall be deemed available for lease by Landlord only in the event any existing tenant in the building vacates space leased to said tenant at the expiration of said tenant's lease or term of occupancy. An existing tenant shall not be deemed to have vacated such space if it renews its lease, assigns its lease, or executes a new lease or if it continues to physically occupy its premises on a month-to-month or other agreed basis with Landlord, and the options herein provided shall not be deemed to come into effect unless and until said tenant indicates in writing that it will vacate and actually physically vacates occupancy of said space under circumstances whereby Landlord has the right to relet to third parties.

As to extended month-to-month occupancy, if Tenant exercises its option right as provided herein, Landlord shall immediately give the month-to-month tenant notice of termination

of said monthly tenancy, and proceed diligently to recover possession of the area affected.

c) Tenant shall have fifteen (15) days from receipt of Landlord's notice in which to determine whether or not Tenant desires to exercise its option to lease said additional space. Tenant's determination in this connection shall be noticed to Landlord in writing. If Tenant determines to exercise its option, it shall accept such additional space at the commencement of the Term therefor in its then condition and Landlord shall have no obligation to improve or decorate or clean the same unless Landlord would offer the space to third parties with improvement or decorating allowance. If Tenant elects to exercise such option, the notice of exercise of option shall constitute an amendment to this lease incorporating said additional space within this Lease, and the rental hereunder shall be increased by the amount of the rent for the option space as stated above, commencing on the date of vacation by the prior tenant.

d) Tenant shall not have the right to exercise its option to take additional space unless there remains at least two (2) years to the date of expiration of the term of this Lease after the date of vacation by the previous tenant. If there remains less than two (2) years to the date of expiration of the term of this Lease, Tenant shall not have the right to elect to take additional space unless Tenant

concurrently exercises its option to extend the term of this Lease for both its original leased space and any theretofore added space.

e) If Tenant fails to exercise its option, Landlord shall not be free to offer the space to any third party tenant at terms more favorable to the third party tenant than those offered to Tenant without first offering the more favorable terms to Tenant.

f) It is the intent by these provisions that at all times this Lease as amended in writing from time to time shall encompass all of the space leased to Tenant in said Buildings; and that the term of all space leased by Tenant in the Buildings in which the Premises are located shall expire at the same time; and so that Landlord will not have committed major portions of its building on terms of relatively short duration.

g) Nothing herein shall in any event be deemed to give Tenant the opportunity to extend this lease beyond December 31, 2000 without Landlord's express written agreement.

41. ARBITRATION AS TO MAINTENANCE OBLIGATIONS. Any controversy or claim arising out of a claim by Tenant that Landlord is not properly maintaining the demised premises shall be determined as follows: If Tenant believes that Landlord should make repairs or perform maintenance as required by Landlord pursuant to this Lease, Tenant shall

give written notice thereof to Landlord. Landlord shall commence the work of repairs or maintenance not later than five (5) business days thereafter, except in the event of emergency, in which event work shall be commenced forthwith, and shall diligently process such work to completion. If Landlord fails to do so, Tenant, at Tenant's own cost and expense, may cause the repairs or maintenance to be performed, and upon completion of such work may submit all bills therefor to Landlord for payment. If Landlord fails to reimburse Tenant within thirty (30) days after receipt of invoice, Tenant shall have the right to request determination of Landlord's obligation to effect and pay for such repairs or maintenance by arbitration in accordance with the rules of the American Arbitration Association, as modified hereby, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

The arbitrator shall be an active or retired Judge of the Superior Court of the State of California. If the parties cannot agree upon a Judge to serve as arbitrator, they shall submit to the most expeditious selection process available through either the American Arbitration Association or the Los Angeles County Bar Association.

Should either party refuse or neglect to appear or participate in the arbitration proceedings, the arbitrator is empowered to decide the controversy or claim in accordance with whatever evidence is presented. In addition to such

remedies as are available at law, the arbitrator or arbitrators are specifically authorized and empowered to order specific performance, including the execution of documents, if deemed appropriate, and to award damages, including, without limitation, consequential damages, punitive damages and damages for delay. Damages for delay may include, without limitation, delays in the selection of the arbitrator or other delays in the arbitration process. The arbitrator shall be further empowered to award any party or parties such sums as they shall deem proper for the time, expense and trouble of arbitration.

Anything in this Lease to the contrary notwithstanding, any and all awards of damages made by an arbitrator or arbitrators as provided in this Lease and all of the determinations of issues of fact and law concerning such awards of damages shall be appealable to the Superior Court of the County of Los Angeles.

IN WITNESS WHEREOF, the parties have executed this lease the day and date first above written.

THE PLATT CORPORATION

By ____________________
EXEC. VICE PRESIDENT
Landlord

DYNAMICS TECHNOLOGY, INC.

By ____________________
Tenant

EXHIBIT B

OFFICE BUILDING LEASE

RULES AND REGULATIONS

1. No sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from demised premises or the Building.

2. No awning or other projection shall be attached to the outside walls or windows of the Building without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with, any window or door of demised premises, without the prior written consent of Landlord except as required by Tenant's security limitations. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of demised premises must be fluorescent, of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of demised premises or of the Building, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a quality, quantity, type, design, color, size, sytle, composition, material, location and general appearance acceptable to Landlord.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Building.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in public portions thereof without the prior written consent of Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish,

rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees shall have caused the same.

7. Tenant shall not mark, paint, drill into or in any way deface any part of demised premises or the Building. No boring, cutting or stringing or wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of demised premises and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other materials soluble in water; the use of cement or other similar adhesive material being expressly prohibited.

8. No animal or bird of any kind shall be brought into or kept in or about demised premises or the Building.

9. Prior to leaving demised premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.

10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises

or those having business with them, whether by the use of any musical instrument, radio, television set, talking machine, unusual noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11. Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon demised premises any inflammable, combustible or explosive fluid, chemical or substance.

12. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof except as required by Tenant's security limitations. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture, fixtures, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy

equipment of any kind must be made upon previous notice to and in a manner and at times prescribed by the Landlord, and the persons employed by Tenant for such work are subject to Landlord's prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

14. Tenant shall not occupy or permit any portion of demised premises to be occupied as an office that is not generally consistent with the character and nature of all other tenancies in the Building, or is (a) for an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a beauty salon or barber shop, the business of photographic or multilith or multigraph reproductions or offset printing (not precluding using any part of demised premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionary or soda or beverages or sandwiches or ice cream or baked goods, an establishment for the preparation or dispensing or consumption of food or beverages (of any kind) in any manner whatsoever, or as a news or cigar stand, or as a

radio or television or recording studio, theater or exhibition-hall, for manufacturing, for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction, or for lodging, sleeping or for any immoral purpose, or for any business which would tend to generate a large amount of foot traffic in or about the Building or the land upon which it is located, including but not limited to any use (i) for a banking, trust company, depository, guarantee, or safe deposit business, (ii) as a savings bank, or as a savings and loan association, or as a loan company, (iii) for the sale of travelers checks, money order, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (iv) as a stock broker's or dealer's office of for the underwriting of securities, or (v) a government office or foreign embassy or consultate, or (vi) tourist or travel bureau, or (b) a use which conflicts with any so-called "exclusive" then in favor of another tenant of the Building or any of Landlord's then buildings which are in the same complex as the Building, or (c) a use which would be prohibited by any other portion of this lease (including but not limited to any Rules and Regulations then in effect) or in violation of law. Tenant shall not engage or pay any employees on demised premises, except those actually working for Tenant on demised premises nor shall Tenant advertise for laborers giving an address at demised premises.

15. Tenant shall not purchase janitorial or maintenance or other like service from any company or persons not approved by Landlord.

16. Landlord shall have the right to prohibit any advertising or business conduct by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a first class building for offices, and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. on all days, and at all hours on Saturdays, Sundays and legal holidays, all persons who do not present a pass to the Building issued by Landlord. Landlord will furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Building who possess a pass issued to Tenant.

18. Tenant's contractors shall, while in the Building or elsewhere in the complex of which the Building forms a part be subject to and under the control and direction of the Superintendent of the Building (but not as agent or servant of said Superintendent or of Landlord).

19. If demised premises shall become infested with vermin as a result of the use or any misuse or neglect of demised premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's

expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

20. The requirements of Tenant will be attended to only upon notice to the Landlord pursuant to applicable provisions of the lease. Building personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Landlord.

21. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall co-operate to prevent the same.

22. No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

23. There shall not be used in any space, or in the public halls, plaza areas or lobbies of the Building, or elsewhere in the complex of which the Building forms a part, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and side guards.

24. Tenant, Tenant's agents, servants, employees, contractors, licensees or visitors shall not park any vehicles in any driveways, service entrances or areas posted as "No Parking."

25. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all

times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in demised premises.

26. If as a result of any governmental rule or regulation, Landlord imposes a curtailment of services or equipment in demised premises or the Building, Tenant shall comply therewith and shall be liable to Landlord for any surcharge imposed for any violation by Tenant.

27. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in demised premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.